Exhibit 10.11 Amendment No. 1 to 2003 Non-Employee Stock Option Plan of Citizens First Corporation

CITIZENS FIRST CORPORATION
2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

RECITALS

WHEREAS, Citizens First Corporation, a Kentucky corporation (the “Company”), has adopted the 2003 Non-Employee Director Stock Option Plan (the “Option Plan”);

WHEREAS, the Company desires to amend the Option Plan to provide for the discretionary grant of stock options to directors thereunder.

NOW THEREFORE, in consideration of the foregoing premises, the Option Plan is amended as set forth herein:

1.           Amendments.  Sections 5.A. and 5.B. of the Option Plan are hereby amended and restated in their entirety as follows:

“A.           Awards.  Non-Employee Directors shall be awarded a grant or grants of Stock Options to purchase shares of Stock at such times and in such amounts as shall be determined by the Governance Committee, and thereafter approved by the full Board, from time to time.

B.           Intentionally Omitted.”

2.           No Other Amendments.  Except as otherwise amended herein, the Option Plan shall remain in full force and effect.

3.           Capitalized Terms.  Capitalized terms used herein shall have the meaning given to them in the Option Plan, unless otherwise expressly defined herein.

4.           Effective Date of the Amendment.  This Amendment No. 1 to the Option Plan shall be become effective on the date it is adopted and approved by the Board of Directors of the Company.

Executed effective as of January 1, 2009.

CITIZENS FIRST CORPORATION

By:   /s/Mary D. Cohron

             Mary  D. Cohron, President